                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X] Preliminary Proxy Statement             [_] Confidential, for Use of the
                                                Commission Only (as permitted by
[_] Definitive Proxy Statement                  Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            V.I. TECHNOLOGIES, INC.
                            -----------------------
               (Name of Registrant as Specified In Its Charter)

               _________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     __________________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

     __________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     __________________________________________________________________________


     4)  Proposed maximum aggregate value of transaction:

     __________________________________________________________________________

     5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     __________________________________________________________________________
     2)  Form, Schedule or Registration Statement No.:

     __________________________________________________________________________
     3)  Filing Party:

     __________________________________________________________________________
     4)  Date Filed:
     __________________________________________________________________________

                             V.I TECHNOLOGIES, INC.
                              134 Coolidge Avenue
                        Watertown, Massachusetts 02472



                                                           April 27, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of V.I. Technologies, Inc. which will be held at the Charles Hotel, One Bennett Street, Cambridge, Massachusetts on Thursday, May 24, 2001 at 10:00 a.m. local time. I look forward to greeting as many of our stockholders as possible.

     Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed envelope so that your shares will be represented at the meeting. If you so desire, you may withdraw your proxy and vote in person at the meeting.

     We look forward to meeting those of you who will be able to attend the meeting.

                                        Sincerely,

                                        John R. Barr
                                        President and Chief Executive Officer

                             V.I. TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To be held Thursday, May 24, 2001


To the Stockholders of V.I. Technologies, Inc.:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of V.I. Technologies, Inc., a Delaware corporation, will be held at the Charles Hotel, One Bennett Street, Cambridge, Massachusetts on Thursday, May 24, 2001 at 10:00 a.m. local time, for the following purposes:

     1. To elect four Class III Directors to serve until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified.

     2. To amend the Company's 1998 Director Stock Option Plan (the "1998 Director Plan") to increase the maximum number of shares of the Company's common stock for which options may be granted under the 1998 Director Plan from 150,000 shares to 250,000 shares.

     3. To amend the Company's Certificate of Incorporation to increase the total number of authorized shares from 36,000,000 to 46,000,000 and to increase the number of authorized shares of common stock from 35,000,000 to 45,000,000.

     4. To ratify the appointment of KPMG LLP as the Company's independent accountants for the current fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on April 16, 2001 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend, please complete your proxy card and return it in the enclosed envelope, which requires to postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.

                                            By Order of the Board of Directors

                                            June Heck
                                            Secretary
Dated:  April 27, 2001

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

General Information

     This Proxy Statement and Notice of Annual Meeting of Stockholders are being provided and the accompanying proxy is being solicited by the Board of Directors of V.I. Technologies, Inc. for use at the Company's 2001 Annual Meeting of Stockholders to be held at the Charles Hotel, One Bennett Street, Cambridge, Massachusetts on Thursday, May 24, 2001 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and the foregoing Notice of Annual Meeting of Stockholders.
This Proxy Statement and accompanying proxy card are being mailed on or about April 27, 2001 to all stockholders entitled to notice of and to vote at the meeting. The principal executive office of V.I. Technologies, Inc. is located at 134 Coolidge Avenue, Watertown, Massachusetts 02472 and the Company's telephone number is (617) 926-1551.

Solicitation

     The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company.
Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians to forward to beneficial owners of common stock, $0.01 par value per share, of the Company held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by Directors, officers and other regular employees of the Company. No additional compensation will be paid to Directors, officers or other regular employees for such services.

Record Date, Voting Rights and Outstanding Shares

     Only holders of record at the close of business on April 16, 2001, will be entitled to notice of, and to vote at, the meeting. As of April 16, 2000, the Company had outstanding _________ shares of common stock. Each share of common stock is entitled to one vote on each proposal that will come before the meeting. A majority of the outstanding shares of common stock will constitute a quorum at the meeting. Votes withheld, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Revocability of Proxy and Voting of Shares

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. It may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 134 Coolidge Avenue, Watertown, Massachusetts 02472, an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and an election given to the Secretary of the Company to vote in person. If not revoked, the proxy will be voted at the meeting in accordance with the stockholder's instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted (i) FOR the election of the Class III Directors described herein; (ii) FOR the amendment to the Company's 1998 Director Plan to increase the number of shares of the Company's common stock for which awards may be granted under the 1998 Director Plan from 150,000 shares to 250,000 shares; (iii) FOR an increase in the authorized shares of common stock under the Company's Certificate of Incorporation from 35,000,000 to 45,000,000; (iv) FOR the ratification of the appointment of KPMG LLP as the Company's independent accountants for the current fiscal year, and (v) in accordance with the judgment of the proxies as to any other matter that may be properly brought before the meeting or any adjournments or postponements thereof.

Stockholder Proposals

     The Company's Amended and Restated Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 50 days nor more than 75 days before the meeting date, unless less than 65 days' notice or public disclosure of the meeting date is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee(s) and the stockholder making the proposal or nomination(s). Accordingly, to be brought before the Annual Meeting of Stockholders, proposals must be received by not later than the close of business on May 14, 2001.

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 14, 2001 in order to be included in the Proxy Statement and form of proxy relating to that meeting.

          SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of the Company's shares of common stock as of January 31, 2001, (i) by each person (or group of affiliated persons) who is known by the Company to own beneficially more than five percent of the Company's outstanding shares of common stock; (ii) by each of the Company's executive officers named in the Summary Compensation Table (the "Named Executive Officers"), (iii) by each of the Company's Directors; and (iv) by all current Directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                       Number of Shares
Name of Beneficial Owner                            Beneficially Owned/(1)/              Percent of Class
------------------------                            ----------------------               ----------------
5% Stockholders

Ampersand Funds/(2)/                                      7,637,363                            34%
     55 William Street, Suite 240
     Wellesley, MA 02481
New York Blood Center, Inc./(3)/                          2,434,704                            11%
     310 East 67th Street
     New York, NY 10021-6295
J.P. Morgan Partners LLC                                  1,801,470                             8%
     1221 Avenue of the Americas
     New York, NY 10020/(4)/
Pall Corporation/(5)/                                     2,253,022                            10%
     2200 Northern Boulevard
     East Hills, NY 11548
Massachusetts Financial Services Company/(6)/             1,137,719                             5%
     500 Boylston Street
     Boston, MA 02116

Named Executive
Officers

Samuel K. Ackerman, M.D.                                    428,637                             2%
John R. Barr/(7)/                                           325,715                             1%
Thomas T. Higgins/(8)/                                      135,000                             *
Bernadette Alford                                                 -

Other Directors

Richard A. Charpie/(9)/                                   7,647,863                            34%
Jeremy Hayward-Surry/(10)/                                        -                             -
Bernard Horowitz, Ph.D./(11)/                               320,337                             2%
Irwin Lerner/(12)/                                           31,624                             *
Joseph Limber                                                     -                             -
Peter D. Parker/(13)/                                     7,647,863                            34%
Doros Platika                                                     -                             -
David Tendler/(14)/                                       2,449,704                            11%
Damion Wicker, M.D./(15)/                                 1,811,970                             8%
All Current Directors and Executive
 Officers as a Group (14 persons)/(16)/                  13,150,850                            57%

___________________
* Indicates less than one percent

(1) Beneficial ownership of common stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of common stock subject to options currently exercisable or which become exercisable on or before March 31, 2001 are deemed to be beneficially owned and outstanding by the person holding such options and, in accordance with the rules of the Securities and Exchange Commission, are included for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Consists of 980,000 shares held by Ampersand IV Limited Partnership ("AMP IV"), 20,000 shares held by Ampersand IV Companion Fund Limited Partnership ("AMP IV CF"), 5,029,687 shares held by Ampersand Specialty Materials and Chemicals III Limited Partnership ("ASMC III"), 81,782 shares held by Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership ("ASMC III CF"), 1,052,342 shares held by Ampersand Specialty Materials and Chemicals II Limited Partnership ("ASMC II"), 331,487 shares held by Laboratory Partners I Limited Partnership ("Lab Partners") and 142,065 shares held by Laboratory Partners Companion Fund Limited Partnership ("Lab Partners CF"). AMP-IV Management Company Limited
     Liability Company is the general partner of AMP IV and AMP IV CF.   ASMC-
     III MCLP LLP is the general partner of ASMC-III Management Company Limited Partnership, which itself is the general partner of both ASMC III and ASMC III CF and has voting and investment control over the shares held by those two entities. ASMC-II MCLP LLP is the general partner of ASMC-II Management Company Limited Partnership, which itself is the general partner of ASMC II and has voting and investment control over the shares held by ASMC II. Ampersand Lab Partners MCLP LLP is the general partner of Ampersand Lab Partners Management Company Limited Partnership, which itself is the general partner of both Lab Partners and Lab Partners CF and has voting and investment control over the shares held by those two entities. The general partners of AMP-IV Management Company Limited Liability Company who share voting and investment control over the shares controlled by AMP-IV Management Company Limited Liability Company are Richard A. Charpie, Peter D. Parker, K Kachadurian, David J. Parker, Stuart A. Auerbach, Charles D. Yie and Samuel K. Ackerman. The general partners of ASMC-III MCLP LLP, who share voting and investment control over the shares controlled by ASMC-III MCLP LLP, are Richard A. Charpie, Peter D. Parker, K Kachadurian, David J. Parker, Stuart A. Auerbach, and Charles D. Yie. Richard A. Charpie, Peter D. Parker, Stuart A. Auerbach and Charles D. Yie are the general partners of ASMC-II MCLP LLP and Ampersand Lab Partners MCLP LLP and share voting and investment control over the shares controlled by those entities. Richard A. Charpie is the Managing General Partner of each of AMP-IV Management Company Limited Liability Company, ASMC-II MCLP LLP, ASMC-III MCLP LLP, and Ampersand Lab Partners MCLP LLP. Richard A. Charpie, Peter D. Parker and Samuel K. Ackerman are Directors of the Company.

(3) Mr. Tendler, a Director of the Company, is a member of the Board of Trustees and Executive Committee of the New York Blood Center, Inc. ("NYBC").

(4) Dr. Wicker, a Director of the Company, is a Managing Director of J.P. Morgan Partners LLC.

(5) Mr. Hayward-Surry, a Director of the Company, is the President and a director of Pall Corporation.

(6) Based on the information provided in the Schedule 13G filed by Massachusetts Financial Services Company ("MFS") with the Securities and Exchange Commission on February 12, 2001. MFS has sole voting power over 779,375 shares and sole dispositive power over 996,735 shares.

(7) Includes 325,715 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001.

(8) Includes 135,000 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001.

(9) Consists of shares described in note (2) of which Dr. Charpie may be considered the beneficial owner and 10,500 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001. Dr. Charpie disclaims beneficial ownership of the shares described in note
     (2) except to the extent of his pecuniary interest therein.

(10) Excludes the shares held by Pall Corporation.

(11) Consists of 27,222 shares and 293,115 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001.

(12) Consists of 14,416 shares and 17,208 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001.

(13) Consists of shares described in note (2) of which Mr. Parker may be considered the beneficial owner and 10,500 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001. Mr. Parker disclaims beneficial ownership of the shares described in note 2 shares except to the extent of his pecuniary interest therein.

(14) Consists of 2,434,704 shares held by the NYBC, of which Mr. Tendler may be considered the beneficial owner, 3,500 shares directly owned by Mr. Tendler and 11,500 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001. Mr. Tendler disclaims beneficial ownership of the shares held by NYBC.

(15) Consists of shares held by J.P. Morgan Partners LLC of which Dr. Wicker may be considered the beneficial owner and 10,500 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001. Dr. Wicker disclaims beneficial ownership of shares held by J.P. Morgan Partners LLC except to the extent of his pecuniary interest therein.

(16) Includes 814,038 shares issuable upon the exercise of outstanding options exercisable on or before March 31, 2001.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Board is divided into three classes. One class of Directors is elected each year for a three-year term. The term of the Company's Class III Directors will expire at this meeting. The nominees for Class III Director are Samuel K. Ackerman, M.D., David Tendler, Doros Platika, M.D. and Joseph M. Limber.
Messrs. Ackerman, Tendler, Platika and Limber are currently Class III Directors of the Company and are available for re-election as Class III Directors. The Class III Directors elected in 2001 will serve for a term of three years which will expire at the Company's 2004 Annual Meeting of Stockholders or when their successors are elected and qualified. It is intended that the persons named as Proxies will vote for Samuel K. Ackerman, M.D., David Tendler, Doros Platika, M.D. and Joseph M. Limber for election to the Board as Class III Directors.

Votes Required to Elect the Directors

     The affirmative vote of the holders of a plurality of the common stock represented and voting at the meeting will be required to elect Samuel K. Ackerman, M.D., David Tendler, Doros Platika, M.D. and Joseph M. Limber. If Messrs. Ackerman, Tendler, Platika and Limber are re-elected as Directors at the meeting, the Board will consist of a total of ten Directors, nine of whom have principal occupations outside the Company, one of whom is the President and Chief Executive Officer.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NAMED NOMINEES

Biographical Information

     Biographical and certain other information concerning the Directors of the Company is set forth below:

Class III Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

    Samuel K. Ackerman, M.D., age 53, co-founded Pentose in June 1995 and served as President, Chief Executive Officer and Director of Pentose from February 1997 until the merger with the Company on November 12, 1999. Dr. Ackerman became the Chairman of the Board of Directors in September 2000. He previously served as Vice President, Development and Regulatory Affairs of OraVax, Inc. from December 1993 to January 1997. From May 1986 to November 1993 he was Senior Vice President, Medical and Regulatory Affairs of XOMA Corporation and before that directed the Investigational New Drug Division of the Center for Biologics Evaluation and Research of the Food and Drug Administration.

     David Tendler, age 63, has served as a Director of the Company since December 1994. From 1994 until September 2000, he served as the Chairman of the Board of Directors. Since September 2000, he has been the Chairman of the Executive Committee. In 1985, Mr. Tendler founded his own international consulting firm, Tendler Beretz LLC, and has since remained as President and Chief Executive Officer. In 1981, he was named Chairman and CEO of Phibro Corporation, which subsequently acquired Salomon Brothers--at which point Mr. Tendler became Co-Chairman and CEO of Phibro-Salomon. He joined Philipp Brothers (the predecessor to Englehard Minerals & Chemicals Corp./Phibro Corp.) in 1960, managed Far Eastern operations for more than seven years, and was promoted to President of Phibro in 1975. He remains active in the private equity and consulting businesses, and in various charitable organizations, including service as a director of BioTechnology General Corporation and a member of the Board of Trustees and the Executive Committee of the NYBC. Mr. Tendler has a B.B.A. from the City University of New York.

     Doris Platika, M.D., age 47, has served as a Director since August 2000. Dr. Platika is President and CEO of Curis, Inc., a developer of biotechnology products based on technologies in regenerative medicines. Dr. Platika has been the CEO of Ontogeny, Inc. since July 1996. Prior to joining Ontogeny, Dr. Platika completed residencies in medicine and neurology at Massachusetts General Hospital (MGH) where he rose to Chief Resident. He completed his post-doctoral study at Massachusetts Institute of Technologies' Whitehead Institute and at MGH in association with Harvard Medical School. Dr. Platika also served on the faculties of Harvard Medical School and Albert Einstein College of Medicine as head of gene therapy.

     Joseph M. Limber, age ___, has served as a Director since February 2000. Mr. Limber is currently the President and CEO of ACLARA BioSciences, Inc., an emerging pharmaceutical drug discovery tools company, and has been with ACLARA since 1998. From 1996 to 1998 Mr. Limber was the President and COO of Praecis Pharmaceuticals. Prior to this position, he served as Executive Vice President and Vice President of Marketing and Sales of SEQUUS Pharmaceuticals _____, Inc. Mr. Limber also held management positions in marketing and sales with Syntex Corporation from 1987 to 1992 and with Ciba-Geigy Corporation from 1975 to 1987. Mr. Limber holds a B.A. from Duquesne University.

Class I Directors Continuing in Office Until the 2002 Annual Meeting

     John R. Barr, age 44, joined the Company as President, Chief Executive Officer and a Director in November 1997. Previously, Mr. Barr served as President of North American Operations at

Haemonetics Corporation from 1995 to 1997 where he had responsibility for Haemonetics' blood bank, commercial plasma and blood bank services businesses. He also managed the global manufacturing and North American research and development functions and served as a member of the Board of Directors of Haemonetics. Prior to joining Haemonetics in 1990, he held various positions at Baxter Healthcare Corporation. Mr. Barr has an undergraduate degree in Biomedical Engineering from the University of Pennsylvania and an M.M. from the Kellogg School of Management at Northwestern University.

     Richard A. Charpie, Ph.D., age 49, has served as a Director of the Company since October 1995. Dr. Charpie served as the Chief Executive Officer of the Company from August 1997 to November 1997. He was the Vice President of the Company from November 1997 until January 1998. Dr. Charpie has been the Managing General Partner of Ampersand Ventures and all of its affiliated partnerships ("Ampersand") since he founded Ampersand in 1988 as a spin-off of the venture capital group of PaineWebber Incorporated. Currently, Dr. Charpie serves as a director of TriPath Imaging and of several privately-held companies. Dr. Charpie holds an M.S. in Physics and a Ph.D. in Applied Economics and Finance, both from the Massachusetts Institute of Technology.

     Irwin Lerner, age 70, has served as a Director of the Company since September 1996. He is the former Chairman of the Board of Directors, Chairman of the Executive Committee, President and Chief Executive Officer of Hoffmann-LaRoche Inc., having retired in September 1993 after being an employee of the company for over 31 years. Mr. Lerner is the Chairman of the Board of Medarex, Inc. and serves on the boards of Humana Inc., Public Service Enterprise Group, Covance Inc. and Axys Pharmaceuticals. He has been a member of the Board of Project Hope and has chaired the New Jersey Governor's Council for a Drug-Free Workplace. He served for twelve years on the Board of Pharmaceutical Manufacturers Association (now PhRMA), including chairing the Association's FDA Issues Committee and the PMA Foundation. Mr. Lerner has served on the Boards of the National Committee for Quality Health Care, the Partnership for New Jersey and the Center for Advanced Biotechnology and Medicine of Rutgers University.
He received his B.S. and M.B.A. degrees from Rutgers University, where he is currently the Distinguished Executive-in-Residence at the Graduate School of Management.

Class II Directors Continuing in Office Until the 2003 Annual Meeting

     Jeremy Hayward-Surry, age 58, has served as a Director of the Company since December 1997. He has been the President of Pall Corporation since July 1994 and a member of its Board of Directors since April 1993. Mr. Hayward-Surry was also the Treasurer and Chief Financial Officer of Pall from August 1992 until December 1997 and Executive Vice President of Pall from 1992 to July 1994. Mr. Hayward-Surry is a Fellow of the Institute of Chartered Accountants in England and Wales.

     Peter D. Parker, age 50, has served as a Director of the Company since October 1995. After fourteen years at AMAX, a metals company, Mr. Parker joined Ampersand in 1989 to lead its first specialty materials venture capital partnership, Ampersand Specialty Materials Ventures Limited Partnership, and Mr. Parker is a General Partner of Ampersand Ventures. He currently serves as a director of Lighting Technologies International, and as the Chairman of CoPharma,

Inc., MicroPack Corporation and Protein Ingredient Technologies. He holds an M.S. in Chemical Metallurgy from Columbia University.

     Damion E. Wicker, M.D., age 40, has served as a Director of the Company since May 1997. Dr. Wicker is a General Partner of Chase Capital Partners. Previously, Dr. Wicker was President of Adams Scientific since July 1991, and, prior to that, held positions with MBW Venture Partners and Alexon, Inc. Dr. Wicker was also a Commonwealth Fund Medical Fellow for the National Institute of Health. He currently is a director of Landec Corporation and several privately-held health care companies. Dr. Wicker received a B.S. with Honors from the Massachusetts Institute of Technology, an M.D. from Johns Hopkins University and holds an M.B.A. from The Wharton School of the University of Pennsylvania.

     Dr. Bernard Horowitz will not be standing for reelection to the Board.

Board Committees and Meetings

     During the fiscal year ended December 30, 2000 ("Fiscal Year 2000"), the Board of Directors held 5 meetings. The Board has an Audit Committee and a Compensation Committee. There is no Nominating Committee or any committee performing the functions of a nominating committee.

     The Audit Committee consists of Dr. Charpie and Mr. Hayward-Surry, with Mr. Hayward-Surry serving as Chairman. Neither Dr. Charpie nor Mr. Hayward-Surry are current employees of the Company. The Audit Committee selects and evaluates the Company's independent auditors, reviews the audited financial statements and discusses the adequacy of the Company's internal controls with management and the auditors. The Audit Committee met [one] time during the fiscal year ended December 30, 2000. Each member of the Audit Committee is an "independent director" as defined by the current rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the board, a copy of which is included as Appendix A to this proxy statement. For information about the Audit Committee, see the "Audit Committee Report" below.

     The Compensation Committee of the Board of Directors is currently composed of Mr. Lerner, Mr. Parker and Dr. Wicker, with Mr. Lerner serving as Chairman. None of the Compensation Committee members are employees of the Company. The Compensation Committee determines the compensation to be paid to all executive officers of the Company, including the Chief Executive Officer. The Compensation Committee's duties include the administration of the Company's 1998 Director Plan. The Compensation Committee met once in Fiscal Year 2000.

   PROPOSAL 2: AMENDMENT OF THE COMPANY'S 1998 DIRECTOR STOCK OPTION PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE
GRANTED UNDER THE 1998 DIRECTOR STOCK OPTION PLAN FROM 150,000 SHARES TO 250,000
                                     SHARES


    A proposal will be presented at the meeting that the Stockholders approve an amendment to the Company's 1998 Director Stock Option Plan (the "1998 Director Plan"), which is included as Appendix B to this proxy statement, to increase the maximum shares of common stock for which options may be granted under the 1998 Director Plan from 150,000 shares to 250,000 shares, subject to adjustment for stock splits, stock dividends and certain transactions affecting the Company's capital stock. In order to ensure that sufficient shares are available for options over the next few years, the Board of Directors has voted to increase the number of shares for which awards may be granted under the 1998 Director Plan by 100,000 shares.

General

    In February 1998, the Company adopted the 1998 Director Plan to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of the common stock by such Directors. All of the Directors who are not employees of the Company (the "Eligible Directors") are eligible to participate in the 1998 Director Plan. The Company currently has 9 Eligible Directors, but no options are granted under the 1998 Director Plan to any Director who is prohibited by his or her affiliates or employers, or for any other reason, from receiving stock options from the Company.

    The 1998 Director Plan, as adopted in February 1998, provided for the grant of an option to purchase 5,000 shares of common stock to each Eligible Director upon election and upon each reelection to the Board and to each Eligible Director who continued in office as a Director following a meeting of the Stockholders of the Company at which any Directors were elected or reelected. The term of these options was ten years and they became fully exercisable one year after the date of grant if and only if the option holder remained a Director at the opening of business on that anniversary date.

    The 1998 Director Plan was subsequently amended, effective October 1998. With these amendments, the provision for granting an option for the purchase of 5,000 shares of common stock was replaced with four kinds of option grants, each of which is described below: (i) automatic initial grant of options on October 9, 1998; (ii) automatic grant of options upon initial election to the Board subsequent to October 9, 1998; (iii) automatic annual grant of options; and (iv) additional automatic initial grant of options on October 9, 1998. The term of all options granted under the 1998 Director Plan as amended continues to be ten years from the date of the grant. The exercise price for all options granted under the 1998 Director Plan is equal to the last sale price for the common stock on the business day immediately preceding the date of grant. The exercise price may be paid in cash or shares. The 1998 Director Plan was amended again, effective May 21, 1999. This amendment increased the number of shares available for grant under the plan from 89,445 shares to 150,000 shares.

    The plan provisions for the automatic initial grant provide that each Eligible Director who was a member of the Board on October 9, 1998 automatically received a grant of an option to purchase 15,000 shares of common stock. This grant becomes exercisable in four equal installments occurring on the six month, two-year, three-year and four-year anniversaries of the date of grant, if and only if the option holder remains a Director of the Company at the opening of business on the respective anniversary dates.

    The plan provisions for the automatic grant of options upon initial election to the Board subsequent to October 9, 1998 provide that each Eligible Director who is initially elected to the Board after October 9, 1998 is automatically granted an option to purchase 15,000 shares of common stock. This grant becomes exercisable in four equal installments occurring on the six month, two-year, three-year and four-year anniversaries of the date of grant, if and only if the option holder remains a Director of the Company at the opening of business on the respective anniversary dates.

    The plan provisions for the automatic annual grant of options provide that each Eligible Director who is reelected or continues in office as a Director of the Company following a meeting of the Stockholders of the Company at which any Directors are elected or reelected will automatically receive an option to purchase 2,000 shares of common stock. This grant becomes fully exercisable on the first anniversary of the date of grant, provided that the option holder remains a Director of the Company at the opening of business on such date.

    The plan provisions for the additional automatic initial grant of options on October 9, 1998 provide that each Eligible Director who was a member of the Board on October 9, 1998 automatically received a grant of an option to purchase 2,000 shares of common stock. This grant becomes fully exercisable on the first anniversary of the date of grant, provided that the option holder remains a Director of the Company at the opening of business on such date.

Options Granted To Date under the 1998 Director Plan and Shares Available for Future Grants

    As of March 31, 2001, options to purchase an aggregate of 114,000 shares of common stock had been granted and were outstanding under the 1998 Director Plan. Currently, 36,000 shares of common stock remain available for awards under the 1998 Director Plan. Under the 1998 Director Plan as proposed to be amended, 136,000 shares would be available for awards.

Federal Income Tax Consequences Relating to 1998 Director Plan Options

    Options granted under the 1998 Director Plan are nonstatutory stock options. No income is realized by the Director at the time a nonstatutory stock option is granted. Upon exercise of an option granted under the 1998 Director Plan, (a) ordinary income is realized by the Director in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares received upon exercise of an option granted under the 1998 Director Plan, appreciation or depreciation after the date of exercise is treated as a short-term or long term capital gain or loss and will not result in any deduction by the Company.

Votes Required to Approve the Amendment

    The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting will be required to amend the 1998 Director Plan to increase the maximum number of shares of common stock for which options may be granted under the 1998 Director Plan from 150,000 shares to 250,000 shares.

    The Board of Directors believes that the ability of the Company to grant options to directors under the 1998 Director Plan is essential to attracting and retaining qualified directors for the Company. Therefore, the Board of Directors believes that the proposed amendment to the 1998 Director Plan is in the best interests of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

 PROPOSAL 3:  PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
   INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    On February 6, 2001, the Board of Directors of the Company approved and recommended to the stockholders that Article FOURTH of the Company's Certificate of Incorporation be amended to increase the number of authorized shares of its capital stock from 36,000,000 to 46,000,000 shares and the number of authorized shares of its common stock from 35,000,000 to 45,000,000 shares, subject to stockholder approval of the proposed amendment.

    The principal reason for the proposed amendment is to ensure that a sufficient number of shares of common stock are available for future use by the Company. As of March 31, 2001, there were 22,486,978 shares of common stock issued and outstanding, 3,000,000 shares of common stock reserved for issuance under the 1998 Stock Option Plan, 1,000,000 shares of common stock reserved for issuance under the 1999 Supplemental Stock Option Plan, and 150,000 shares of common stock reserved for issuance under the Director Stock Option Plan. Accordingly, only approximately 8,363,022 shares of common stock would be available for future use without any increase in the number of authorized shares. If the proposed amendment is adopted by the stockholders, the additional authorized common stock would be available for issuance from time to time for such corporate purposes as financings, acquisitions, stock splits and stock dividends, as the Board of Directors may deem appropriate, without delay or the necessity of a special stockholders' meeting to approve a further amendment to the Certificate of Incorporation. No further action on the part of the Company's stockholders would be necessary to issue additional shares of common stock unless required by applicable law or regulations or under the rules governing the Nasdaq National Market or any stock exchange on which the common stock may then be listed.

    The holders of any additional shares of common stock issued in the future would have the same rights as the holders of common stock currently outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares. The issuance of additional shares of common stock, while providing desirable flexibility in carrying out corporate purposes, could have the effect of diluting the interests of existing holders of common stock.

Votes Required to Approve the Amendment

    The affirmative vote of the holders of a majority of the shares of common stock will be required to approve the proposed amendment to the Certificate of Incorporation. Therefore, abstentions and broker non-votes will have the effect of votes against this proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 3.

             PROPOSAL 4:  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed KPMG LLP, independent accountants, to audit the Company's consolidated financial statements for the fiscal year ending December 29, 2001, and recommends that the stockholders vote for ratification of such appointment. A representative of KPMG LLP will be present at the meeting and will be available to respond to appropriate stockholders' questions and to make a statement if he or she desires to do so.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 4.

                            ADDITIONAL INFORMATION

Management

     Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of the Company who are not Directors of the Company:

       Name                 Age                     Position
       ----                 ---                     --------
Thomas T. Higgins            49      Chief Financial Officer and Executive Vice
                                     President, Operations

Bernadette L. Alford,        51      Executive Vice President of Development,
Ph.D.                                Regulatory and Clinical Affairs

     Thomas T. Higgins has served as Chief Financial Officer and Executive Vice President, Operations of the Company since June 1998. Prior to joining the Company, Mr. Higgins was with the Cabot Corporation from 1985 to 1997, most recently as President of Distrigas of Massachusetts Corporation, a subsidiary of the Cabot Corporation with revenues of $190 million. Also in 1997, Mr. Higgins was Executive Vice President and Chief Operating Officer of Cabot's Liquified Natural Gas Division. From 1989 to 1997, Mr. Higgins served the Cabot Corporation in Asia, as Vice President and General Manager of the Pacific Asia Carbon Black Division in Malaysia (1996-1997), Managing Director in Indonesia (1990-1995) and Director of New Ventures in Japan (1989-1990). Mr. Higgins holds a B.B.A. from Boston University.

     Bernadette L. Alford joined the Company in May 2000 and became Executive Vice President of Development, Regulatory and Clinical Affairs in September 2000. Prior to joining Vitex, Dr. Alford was Vice President, Regulatory Affairs, of Biopure Corporation of Cambridge, MA, where she was responsible for Biopure's regulatory and quality functions. From 1994 to 1998 Dr. Alford was Senior Vice President, Product Development at Alexion Pharmaceuticals, Inc. where she was responsible for clinical and regulatory affairs, compliance and validation for the company's immunoregulatory therapeutics. Dr. Alford received a Ph.D. in molecular biology and biochemistry from Texas University and has also received fellowships from the Massachusetts Institute of Technology and Baylor College of Medicine.

     There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

Compensation of Directors

     Mr. Tendler received $40,000 last year for his services as Chairman of the Company's Board of Directors and Chairman of the Executive Committee. Mr. Lerner received $1,000 for each meeting of the Board or of any committee of the Board which he attends. Dr. Horowitz received $200 per hour for his services as a consultant to the Company. All members of the Company's Board receive reimbursement of expenses associated with their attendance of meetings of the Board or of any committee thereof of which they are a member.

     In addition, directors who are not also officers or employees of the Company receive grants of options under the 1998 Director Stock Option Plan, as amended. This plan provides for four kinds of option grants, (i) automatic initial grant of options on October 9, 1998; (ii) automatic grant of options upon initial election to the Board subsequent to October 9, 1998; (iii) automatic annual grant of options; and (iv) additional automatic initial grant of options on October 9, 1998. The term of all options granted under the 1998 Director Plan, as amended, is ten years from the date of grant. The exercise price for all options granted under the 1998 Director Plan, as amended, is equal to the last sale price for the common stock on the business day immediately preceding the date of grant. The exercise price may be paid in cash or shares.

     Pursuant to the 1998 Director Plan, Mr. Tendler, Dr. Charpie, Mr. Parker, Mr. Lerner and Dr. Wicker each received an automatic annual grant of options on December 30, 2000 to purchase 2,000 shares of common stock.

     Mr. Hayward-Surry is prohibited by his employer from receiving stock options from the Company and has not received any grants under the 1998 Director Plan. In 2000, Mr. Hayward-Surry received cash compensation in the form of a [$14,000] annual retainer and a [$2,000] per meeting fee for a total of [$28,000].

                            EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation (including salary, bonuses, stock options, and certain other compensation) paid by the Company for services in all capacities for fiscal years ended December 30, 2000, January 1, 2000, January 2, 1999, and December 31, 1997 to its Chief Executive Officer and to each of the other persons who served as executive officers of the Company during Fiscal Year 2000 and whose salary plus bonus exceeded $100,000 in Fiscal Year 2000 (both being hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                  Annual                             Long-Term
                                               Compensation                        Compensation
                                               ------------
                                                                                       Awards
                                                                                       ------
-------------------------------------------------------------------------------------------------------------
Name and                                Year       Salary($)  Bonus        Securities          All Other
Principal Position                                                         Underlying         Compensation
                                                                           Options (1)          ($) (2)
-------------------------------------------------------------------------------------------------------------
John R. Barr                            2000        338,808   100,000        150,000             10,000
  President and Chief                   1999        324,231   122,500         50,000
  Executive Officer                     1998        294,811    22,500

Thomas T. Higgins                       2000        219,960    56,980        100,000              7,500
  Executive Vice President,             1999        199,231    64,750         40,000
  Operations and                        1998/(3)/    94,098        -0-       100,000
  Chief Financial Officer

Bernadette L. Alford, Ph.D.             2000/(4)/   166,667        -0-       150,000
  Executive Vice President,
  Development, Regulatory
  and Clinical Affairs

Samuel K. Ackerman, M.D./(5)/             2000      240,000   100,000          2,000
   Executive Vice President             1999/(6)/    31,625

_________________________

(1) All stock options in this column were granted under the 1998 Equity Plan, except those granted to Dr. Ackerman, which were granted under the 1998 Director Plan. Both the 1998 Equity Plan and the 1998 Director Plan are administered by the Compensation Committee. Each of the options granted under the 1998 Equity Plan has an exercise price equal to fair market value on the date of the grant, vests in four equal annual installments on the first four anniversaries of the date of grant, and expires either ten years from the date of grant or in four equal installments ten years from the dates of vesting. Each of the options granted under the 1998 Director Plan has an exercise price equal to fair market value on the date of grant, vests over a four-year period with 25% of the grant vesting after six months, and 25% vesting at the end of the second, third and fourth year thereafter, provided that the option holder is still a Director at the opening of business on such date.

(2) Excludes perquisites and other personal benefits, securities or property which, in the aggregate, are less than the lesser of $50,000 or ten percent (10%) of the total of the annual salary and bonus reported for the Named Executive Officer for the year.

(3) Mr. Higgins became Executive Vice President, Operations and Chief Financial Officer of the Company in June 1998. The information shown in this table for 1998 reflects compensation earned by Mr. Higgins from June 1998 through January 2, 1999.

(4) Ms. Alford joined the Company in May 2000 and became Executive Vice President, Development, Regulatory and Clinical Affairs in September 2000. The information shown in this table for 2000 reflects compensation earned by Ms. Alford from May 2000 through December 30, 2000. Her annual salary is $225,000.

(5) Dr. Ackerman served as Executive Vice President, Research and Development until retiring from such position in September 2000.

(6) Dr. Ackerman became Executive Vice President of Research and Development and Chief Science Officer in November 1999. The information shown in this table for 1999 reflects compensation earned by Dr. Ackerman from November 1999 through January 1, 2000. His annual salary was $280,000.

                    STOCK OPTION GRANTS IN FISCAL YEAR 2000

     The following table sets forth information concerning individual grants of options to purchase common stock made to each Named Executive Officer during Fiscal Year 2000.

                                                   Individual Grants
                                     ---------------------------------------------
                                                   Percentage                                  Potential Realizable Value at
                                                    of Total                                    Assumed Annual Rates of Stock
                               Number of            Options                                    Price Appreciation for Option
                               Securities          Granted to                                             Term (4)
                               Underlying          Employees       Exercise or
                                Options            in Fiscal       Base Price     Expiration
Name                         Granted(#)(1)        Year 2000(2)      ($/Share)      Date [3]         5%($)           10%($)
-----                        -------------        ------------      ---------      --------       --------         --------
Thomas T. Higgins                100,000              8.6%             $7.63         1/28/10       $873,000        $1,215,000

John R. Barr                     150,000             12.9%             $9.25         3/24/10       $480,000        $2,211,000

Bernadette L. Alford             100,000              8.6%             $6.75         5/26/10       $425,000        $1,076,000
                                  50,000              4.3%             $5.44        11/21/10       $171,000        $  433,000

Samuel K. Ackerman                 2,000               --              $4.78        12/30/10       $6,000          $   15,000

_________________

(1)  See Note (1) to the Summary Compensation Table.

(2) Options to purchase an aggregate of 1,155,639 shares were granted to all employees in Fiscal Year 2000.

(3) Options expire 10 years from grant date unless the individual terminates employment. At that time, all vested options expire 90 days from termination date.

(4) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the Company's common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercise and the future performance of the Company's common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

      2000 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

     Presented below is information with respect to the number of shares issued upon option exercises by the Named Executive Officers during Fiscal Year 2000 and the value realized by the Named Executive Officers upon such exercises. The table also provides information about the number and value of unexercised stock options to purchase the Company's common stock held by each Named Executed Officer as of December 30, 2000.

                                     Number of Securities              Value of Unexercised
                                    Underlying Unexercised                 In-the-Money
                                          Options at                        Options at
                                      December 30, 2000                  December 30, 2000
         Name                           (#)Exercisable/                    ($)Exercisable/
                                        Unexercisable                    Unexercisable(1)

--------------------------------------------------------------------------------------------------
John R. Barr                            288,215/279,406                         -/-
Thomas T. Higgins                       110,000/130,000                         -/-
Bernadette L. Alford                          0/150,000                         -/-
Samuel K. Ackerman                              0/2,000                       -/$937

_____________________

(1) Based on the difference between the option exercise price and the closing price of the underlying common stock on December 30, 2000, which closing price was $5.25.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three independent, disinterested Directors who are not employees of the Company. The Compensation Committee reviews and approves all compensation and fringe benefit programs of the Company and also reviews and determines the actual compensation of the Company's executive officers, as well as all stock option grants, performance-based stock options and both long-term and short-term cash incentive awards to all key employees.

     The Company's executive compensation program is designed to be linked closely to corporate performance and returns to Stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the Company ensures that a part of each executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

     The key elements of the Company's executive compensation consist of base salary, annual incentive bonuses and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Barr, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits, as well as the programs described below.

Base Salary

     Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the biotechnology industry, but does not utilize any particular indices or peer groups. Base salaries are reviewed on an annual basis using compensation surveys for the biotechnology industry. Mr. Barr's base salary was determined by the compensation committee as being commensurate with the base compensation paid to similarly situated officers in comparable companies.

Annual Incentive Bonus

     The Committee reviews the Company's annual performance plan for the ensuing fiscal year and sets specific incentive target bonus awards which are directly linked to the short term financial and milestone target achievement performance objectives of the Company as a whole. The executive officers of the Company then have an opportunity to earn a payout of their individual target bonuses in each fiscal year provided that the Company meets or exceeds its performance plan for the year. These bonuses are prorated to the extent that the Company achieves a portion of its performance plan. The Committee has complete discretionary authority to award full bonuses or special bonuses for special achievements. Mr. Barr's bonus reflects the Committee's assessment of Mr. Barr's performance compared against agreed upon personal and Company goals, as well as the overall progress of the Company.

Stock Options

     Under the Company's 1998 Equity Incentive Plan, which was approved by Stockholders, stock options are granted to the Company's executive officers. Stock options granted to executives have an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over four years. Stock option grants are designed to provide incentive for the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past. Mr. Barr's option grant in Fiscal Year 2000 reflects the Committee's assessment of Mr. Barr's performance compared against agreed upon personal and Company goals, as well as the overall progress of the Company.

     The Committee believes that the foregoing combination of base salaries, incentive bonuses and stock option incentives have helped develop a Senior Management Group dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

     Irwin Lerner, Chairman of the Compensation Committee
     Peter D. Parker
     Damion Wicker, M.D.

                            AUDIT COMMITTEE REPORT

     In the course of its oversight of the Company's financial reporting process, the Audit Committee of the board of directors has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 30, 2000, (ii) discussed with KPMG, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees,
(iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) discussed with the auditors any relationships that may impact their objectivity and independence, and (v) considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence.

          Based on the foregoing review and discussions, the Committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000 for filing with the Securities and Exchange Commission.

                                         By the Audit Committee,
                                         Jeremy Hayward-Surry, Chair
                                         Richard A. Charpie

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In February 1998, the Company and Pall Corporation ("Pall") entered into a series of agreements (the "Pall Agreements") providing for, among other things, a collaboration on the development and marketing of systems employing the company's light-activated compounds and Quencher viral inactivation technologies for red blood cell concentrates. Pall is a leading manufacturer and supplier of filtration products, including those relating to the collection, preservation, processing, manipulation, storage and treatment of blood and blood components. Under the Pall Agreements, Pall receives exclusive worldwide distribution rights to any system incorporating any of the Company's viral inactivation technology for red blood cells and platelets. The parties have also agreed to share research, development, clinical and regulatory responsibilities and will equally share profits and joint expenses from operations after each party is reimbursed for its cost of goods. Upon execution of the Pall Agreements in February 1998, Pall acquired 477,042 shares of common stock for $4.0 million or $8.39 per share. Pursuant to the terms of the Pall Agreements, Pall acquired 448,028 shares of the Company's common stock in a private placement, which closed contemporaneously with, and at the same price, terms, and conditions as the initial public offering of the Company's common stock in June 1998. In addition, Pall purchased $4,000,000 million worth of common stock at approximately $4.96 per share on December 12, 2000 and will purchase up to $10,000,000 worth of common stock at the prevailing market price per share in installments tied to the achievement of specified development milestones in the development of the Company's red blood cell concentrates. In Fiscal Year 2000, the Company purchased approximately $400,000 of production related materials from Pall.
Mr. Hayward-Surry, a Director of the Company, is the President and a member of the board of directors of Pall Corporation.

     Dr. Bernard Horowitz, formerly a director of the Company and the Company's Executive Vice President and Chief Scientific Officer, is one of the inventors named in the patents covering viral inactivation technologies owned by the NYBC and licensed to the Company. Under the terms of arrangements with the NYBC, Dr. Horowitz will receive a percentage of the royalty payments made by the Company to the NYBC based on sales of the Company's products and systems employing the licensed S/D, UVC or LAC technologies.

     In February 2001, the Company signed a letter of intent for a management-led divestiture of its plasma operations. These operations are responsible for producing intermediate plasma fractions and virally inactivated transfusion plasma, PLAS+SD, and subject to successful completion of clinical trials and receipt of FDA marketing approval, will be the manufacturer of Universal PLAS+SD. The total value of the transaction is estimated to be in the range of $34 to $38 million of which approximately $30 million is anticipated to be cash. The Company could recognize a charge upon divestiture of the plasma operations in the range of $5 million to $7 million. Ampersand Ventures, a Wellesley, Massachusetts-based venture capital firm and VITEX shareholder, will be an equity investor in the new company.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The graph below compares the cumulative total stockholder return of the Company's common stock from June 11, 1998 (the date that the Company's stock began trading publicly) through December 30, 2000 against the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Index during the same period. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

[THE TABLE BELOW WAS ALSO REPRESENTED IN THE PRINTED MATERIAL BY A LINE GRAPH]


===============================================================================================================================
Company/Index Name                     Base Date
                                     June 11, 1998         December 31, 1998       December 31, 1999        December 30, 2000
-------------------------------------------------------------------------------------------------------------------------------
V.I. Technologies, Inc.                    $100.00               $ 92.22                   $ 61.11
-------------------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market Index                  $100.00               $127.03                   $235.71
-------------------------------------------------------------------------------------------------------------------------------
NASDAQ Pharmaceutical Index                $100.00               $126.59                   $234.06
===============================================================================================================================

     The graph shown above assumes that $100 was invested in the Company's common stock and in each index on June 11, 1998. The total return for the indices used assumes the reinvestment of all dividends.

    EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

     Mr. Barr is party to a letter agreement with the Company, dated November 10, 1997, pursuant to which he serves as President and Chief Executive Officer. Under this agreement, Mr. Barr is entitled to annual base compensation of $280,000, subject to increase by the Board, and is also entitled to a performance bonus based upon the achievement of financial and other performance goals.

     Mr. Higgins is a party to a letter agreement with the Company, dated June 15, 1998, pursuant to which he serves as Executive Vice President, Operations and Chief Financial Officer. Under this agreement, Mr. Higgins is entitled to annual base compensation of $185,000, subject to increase by the Board, and is also entitled to a performance bonus based upon the achievement of financial and other performance goals. In addition, the letter agreement provided for a grant of an option to purchase 100,000 shares of common stock. This grant will vest in four equal annual installments, with the first installment vesting one year from the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Messrs. Lerner and Parker and Dr. Wicker. No member of the Compensation Committee has at any time been an officer or employee of the Company. No executive officer of the Company served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Company's Board of Directors or Compensation Committee.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Directors, executive officers, and greater than ten percent holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during Fiscal Year 2000 filing requirements under Section 16(a) applicable to its directors and executive officers were met, except that one director failed to timely file an initial statement of beneficial ownership.

                INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

     The firm of KPMG LLP, independent accountants, has examined our financial statements for the year ended December 30, 2000. The board of directors has appointed KPMG to serve as our auditors for our fiscal year ending December 29, 2001. Representatives of KPMG are expected to attend the annual meeting and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire. The fees for services provided by KPMG to the Company in 2000 were as follows:

          Audit Fees                                       $94,000
          Financial Information Systems [if applicable]    $     0
          Design and Implementation Fees                   $     0
          All Other Fees [if applicable]                   $11,000

                                 ANNUAL REPORT

     The Company's Annual Report on Form 10-K for Fiscal Year 2000 is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to Francesca DeVellis at V.I. Technologies, Inc., 134 Coolidge Avenue, Watertown, Massachusetts 02472.

                                 OTHER MATTERS

     The Board does not know of any other matter which may come before the meeting. If any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

     The Board hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their shares even though they have sent in their proxies.

                  By Order of the Board of Directors

                  June Heck, Secretary

Watertown, Massachusetts
April 27, 2001

                                                                                       Appendix A

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


_________________________________________________
                                                                                                                          Withheld
                                                                                                              For All       From
V.I. TECHNOLOGIES, INC.                               1.  Election Of Class III Directors.                    Nominees       All
                                                                                                                          Nominees
                                                          Nominees:  Samuel K. Ackerman, M.D.
                                                                     David Tendler                              [_]         [_]
                                                                     Doros Platika, M.D.
                                                                     Joseph M. Limber

                                                          [_] _____________________________________
                                                              For all nominees except for the nominees
                                                              listed in the space above.

                                                                                                         For  Against     Abstain

RECORD DATE SHARES:                                   2.  Amendment of the Company's 1998 Director
                                                          Stock Option Plan (the "1998 Director Plan")   [_]    [_]         [_]
                                                          to increase the maximum number of shares of
                                                          the Company's common stock for which options
                                                          may be granted under the 1998 Director Plan
                                                          from 150,000 shares to 250,000 shares.
                                                      3.  Amendment of the Company's Certificate of
                                                          Incorporation increasing the number of         [_]    [_]         [_]
                                                          authorized shares from 36,000,000 to
                                                          46,000,000 and increasing the number of
                                                          shares of common stock from 35,000,000 to
                                                          45,000,000.
                                                      4.  Ratification of appointment of KPMG LLP as
                                                          independent accountants.                       [_]    [_]         [_]


  Please be sure to sign and                                Mark box at right if an address change or comment has been noted on [_]
  date this Proxy.               Date                       the reverse side of this card
                               ----------------------

-----------------------------------------------------

     Stockholder sign here       Co-owner sign here

-----------------------------------------------------

DETACH CARD                                                          DETACH CARD

                            V.I. TECHNOLOGIES, INC.


     Dear Stockholder,

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
     Your vote must be received prior to the Annual Meeting of Stockholders, May 24, 2001. Thank you in advance for your prompt consideration of these matters.

     Sincerely,
     V.I. Technologies, Inc.

                            V.I. TECHNOLOGIES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Thomas T. Higgins and June Heck and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the 2001 Annual Meeting of Stockholders to be held on May 24, 2001, or any adjournment thereof, and there to vote all the shares of V.I. Technologies, Inc. held of record by the undersigned on April 16, 2001, as directed on the reverse side hereof. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR CLASS III DIRECTOR AND FOR PROPOSALS 2, 3 and 4. If a nominee for director is unable or unwilling to serve, the shares represented hereby will be voted for another person in accordance with the judgment of the Proxies named herein.
In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 Please sign this proxy card exactly as your name or names appear hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

____________________________________       ____________________________________
____________________________________       ____________________________________
____________________________________       ____________________________________
                         (To be signed on the reverse side)

                                                                  Appendix A

                            V.I. TECHNOLOGIES, INC.

                            Audit Committee Charter

Purpose

The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the Company's systems of internal accounting and financial controls, and the annual independent audit process.

In discharging its oversight role, the Committee is granted the power to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The Committee shall be responsible for overseeing the independence of the outside auditor.

This Charter shall be reviewed for adequacy on an annual basis by the Board.

Membership

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Nasdaq Audit Committee Requirements. Accordingly, all of the members will be directors:

 .    Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

 .    Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

The Committee's role is one of oversight, and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. The functions are set forth as a guide and may be varied from time to time as appropriate under the circumstances.

 .    The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K and the Annual Report to Stockholders, and shall review and consider with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

 .    As a whole, or through the Committee chair, the Committee shall review with the outside auditor, prior to filing with the Securities and Exchange Commission, the Company's interim financial information to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

 .    The Committee shall periodically discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

 .    The Committee shall request from the outside auditor annually a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action regarding the independence of the outside auditor.

 .    The Committee, subject to any action that may be taken by the Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditor.

                                                                      Appendix B

                            V.I. TECHNOLOGIES, INC.

                        1998 Director Stock Option Plan
                        -------------------------------


1.   Purpose.
     -------

     This 1998 Director Stock Option Plan (the "Plan") governs options to purchase Common Stock, $.01 par value per share (the "Common Stock"), of V.I. Technologies, Inc. (the "Company") granted by the Company to members of the Board of Directors of the Company who are not also officers or employees of the Company. The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of the Common Stock of the Company by such Directors.

2.   Administration.
     --------------

     Grants of stock options under the Plan shall be automatic as provided in
Section 8. However, all questions of interpretation of the Plan or of any options granted hereunder shall be determined by the Board of Directors of the Company (the "Board"). Any and all powers of the Board under the Plan may be exercised by a committee consisting of one or more Directors appointed by the Board.

3.   Eligibility.
     -----------

     Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4.   Shares Subject to the Plan.
     --------------------------

     Options may be granted under the Plan in respect of a maximum of 150,000 shares of Common Stock, subject to adjustment as provided in Section 5 below. Shares to be issued upon the exercise of options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. Whenever options under the Plan lapse or terminate or otherwise become unexercisable, the shares of Common Stock which were available for such options shall again be available for the grant of options under the Plan. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

5.   Adjustment of Number of Option Shares.
     -------------------------------------

     In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Company's Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options shall be appropriately adjusted so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

     In the event of any reorganization, consolidation or merger to which the Company is a party and in which the Company does not survive, or upon the dissolution or liquidation of the Company, all outstanding options shall terminate; provided, however, that (i) in the event of the liquidation or
           --------  -------
dissolution of the Company, or in the event of any such reorganization, consolidation or merger in which the Company does not survive and with respect to which the resulting or surviving corporation does not assume such outstanding option or issue a substitute option therefor, such option shall be exercisable in full, without regard to any installment restrictions on exercise imposed pursuant to this Plan or any Option Agreement (as defined below), during such period preceding the effective date of such liquidation, dissolution, reorganization, consolidation or merger (unless such option is terminated earlier by its terms) as may be specified by the Board; and (ii) in the event of any such reorganization, consolidation or merger, the Board may, in its good faith discretion, arrange to have the resulting or surviving corporation assume such outstanding option or issue a substitute option therefor.

     No fraction of a share shall be purchasable or deliverable upon exercise of an option, but, in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

6.   Non-Statutory Stock Options.
     ---------------------------

     All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

7.   Form of Option Agreements.
     -------------------------

     Options shall be granted hereunder pursuant to the terms of written agreements ("Option Agreements") which shall be substantially in the form of the attached Exhibit A or in such other form as the Board may from time to time
         ---------
determine.

8.   Grant of Options and Option Terms.
     ---------------------------------

     a. Automatic Initial Grant of Options on October 9, 1998. Each non-employee director of the Company who is a director of the Company on October 9, 1998 shall automatically be granted an option to purchase 15,000 shares of Common Stock.

     b. Automatic Grant of Options Upon Initial Election to the Board Subsequent to October 9, 1998. Each non-employee director of the Company who is initially elected to the Company's Board of Directors after October 9, 1998 shall, upon his or her initial election to the Board of Directors by the Company's stockholders, automatically be granted an option to purchase 15,000 shares of Common Stock. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

     c. Automatic Annual Grant of Options. Commencing after the closing of the initial public offering of the Company's Common Stock, each non-employee director of the Company who is thereafter reelected to the Board of Directors or who continues in office as a director of the Company following a meeting of the stockholders of the Company at which any directors are elected or reelected (a "Stockholder Meeting") shall, upon each reelection or his or her continuation in office as described above, automatically be granted an option to purchase 2,000 shares of Common Stock.

     d. Additional Automatic Initial Grant of Options on October 9, 1998. Each non-employee director of the Company who is a director of the Company on October 9, 1998 shall automatically be granted an option to purchase 2,000 shares of Common Stock.

     e. Limitations on Grants. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board. No options will be granted hereunder to any director who is prohibited by his or her affiliates or employers, or for any other reason, from receiving stock options from the Company.

     f. Date of Grant. The "Date of Grant" for options granted under Sections 8(b) or 8(c) of the Plan due to elections or reelections to the Board of Directors shall be the date of the respective director's election or reelection or the date of the Stockholder Meeting for directors continuing in office. The "Date of Grant" for the options granted pursuant to Section 8(a) or 8(d) of the Plan is October 9, 1998.

     g. Option Price. The option price for each option granted under this Plan shall be the current fair market value of a share of Common Stock of the Company as determined by the Board of Directors in good faith, provided that if the Company's Common Stock is then quoted on the National Association of Securities Dealers Automated Quotations National Market ("Nasdaq") or traded on any other exchange, then the current fair market value of a share of Common Stock of the Company shall be the closing price for the Company's Common Stock as reported by Nasdaq, or the principal exchange on which the Company's Common Stock is then traded, on the last trading day prior to the Date of Grant.

     h. Term of Option. The term of each option granted under the Plan shall be ten years from the Date of Grant.

     i. Period of Exercise. Options granted under Section 8(a) or 8(b) of the Plan shall become exercisable as to 25% of the shares subject to the option in four cumulative installments occurring on the six-month, two-year, three-year and four-year anniversaries of the Date of Grant, respectively, if and only if the option holder is a member of the Board at the opening of business on that anniversary date. Options granted under Section 8(c) or 8(d) of the Plan shall become exercisable in full on the first anniversary of the Date of Grant if and only if the option holder is a member of the Board at the opening of business on that anniversary date. Directors holding exercisable options under the Plan who cease to serve as members of the Board of the Company for any reason other than death may, for a period of seven months following the date of cessation of service, exercise the rights they had under such options at the time they ceased being a Director. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a Director, those entitled to do so under the Director's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his death. The rights of the option holder may be exercised by the holder's guardian or legal representative in the case of disability and by the beneficiary designated by the holder in writing delivered to the Company or, if none has been designated, by the holder's estate or his or her transferee on death in accordance with this Plan, in the case of death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions, no rights under any options may be exercised after the expiration of ten years from their Date of Grant.

     j. Method of Exercise and Payment. Each exercise of an option hereunder may be effected only by giving written notice, in the manner provided in Section 12 hereof, of intent to exercise the option, specifying the number of shares as to which the option is being exercised, and accompanied by full payment of the option price for the number of shares then being acquired. Such payment shall be made in cash, by certified or bank check payable to the order of the Company, credit to the Company's account at a financial or brokerage institution on the date of exercise or a payment commitment of such an institution acceptable to the Company, or if the option so provides, (i) in shares of Common Stock having an aggregate Fair Market Value, at the time of such payment, equal to the total option price for the number of shares of Common Stock for which payment is then being made, or (ii) partly in cash or by certified or bank check payable to the order of the Company and the balance in shares of Common Stock having an aggregate Fair Market Value, at the time of such payment, equal to the difference between the total option price for the number of shares of Common Stock for which payment is then being made and the amount of the payment in cash or by certified or bank check. Shares of Common Stock surrendered in payment of all or part of the option price shall have been held by the person exercising the option free of restrictions imposed by the Company for at least six months unless otherwise permitted by the Board. For purposes hereof, the "Fair Market Value" of the Common Stock shall be the current fair market value of a share of Common Stock of the Company as determined by the Board of Directors in good faith, provided that if the Company's Common Stock is then quoted on Nasdaq or traded on any other exchange, then the Fair Market Value shall be the closing price for the Company's Common Stock as reported by Nasdaq, or the principal exchange on which the Company's Common Stock is then traded, for the business day immediately preceding the option exercise date.

     Receipt by the Company of such notice and payment shall, for purposes of this Plan, constitute exercise of the option or a part thereof. Within twenty
(20) days thereafter, the Company shall deliver or cause to be delivered to the optionee a certificate or certificates for the number of shares of Common Stock then being purchased by the optionee. Such shares shall be fully paid and non-assessable. If any law or applicable regulation of the Securities and Exchange Commission or other public regulatory authority (including, but not limited to, a stock exchange) shall require the Company or the optionee (i) to register or qualify, under the Securities Act, any similar federal statute then in force or any state law regulating the sale of securities, any shares of Common Stock covered by an option with respect to which notice of intent to exercise shall have been delivered to the Company or (ii) to take any other action in connection with such shares before issuance thereof may be effected, then the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith and without delay. All such action shall be taken by the Company at its own expense.

     To the extent determined necessary by counsel to the Company to comply with any applicable law, the Company may require an individual exercising an option to represent that his purchase of shares of Common Stock pursuant to such exercise is for his own account, for investment and without a view to resale or distribution, and that he will not sell or otherwise dispose of any such shares except pursuant to (i) an effective registration statement covering such transaction filed with the Securities and Exchange Commission and in compliance with all of the applicable provisions of the Securities Act, and the rules and regulations thereunder, or (ii) an opinion of Company counsel that such registration is not required.

     k. Non-transferability. Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or by such other means as may be permitted by Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934, as amended.

9.   Limitation of Rights.
     --------------------

     No Right to Continue as a Director. Neither the Plan, nor the granting of an option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an optionee as a Director for any period of time or at any particular rate of compensation.

     No Stockholders' Rights for Options. Directors shall have no rights as stockholders with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

10.  Stockholder Approval.
     --------------------

     The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of voting capital stock present or represented and entitled to vote at a meeting of the Company's stockholders. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect.

11.  Amendment or Termination.
     ------------------------

     The Board may amend or terminate this Plan at any time subject to any stockholder approval that the Board deems necessary.

12.  Notices.
     -------

     Any communication or notice required or permitted to be given under this Plan shall be in writing and mailed by registered or certified mail or delivered in hand, if to the Company, to its Chief Financial Officer at V.I. Technologies, Inc., 155 Duryea Road, Melville, New York 11747 and, if to an optionee, to such address as the optionee shall last have furnished to the Company.

13.  Governing Law.
     -------------

The Plan shall be governed by and construed in accordance with the laws of Delaware.

                                       6